CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-111309 on Form S-3 of Dimeco, Inc. of our report dated March 10, 2011, relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K of Dimeco, Inc. for the year ended December 31, 2010.

Wexford, Pennsylvania
January 19, 2012